Exhibit 10.1 FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT WHEREAS, Midland States Bancorp, Inc. (the “Company”), Midland States Bank (the “Bank,” and together with the Company, the “Employer”), and Jeffrey Ludwig (“Executive,” and together with the Employer, the “Parties”), are parties to that certain Amended and Restated Employment Agreement dated November 5, 2020 (the “Employment Agreement”); WHEREAS, pursuant to Section 17 of the Employment Agreement, the Parties may amend the Employment Agreement by written agreement executed by each of the Parties; and WHEREAS, the Parties desire to amend the Employment Agreement as provided in this First Amendment to Amended and Restated Employment Agreement (the “First Amendment”). NOW, THEREFORE, effective as of the date set forth below, the Employment Agreement be and hereby is amended in the following particulars: 1. The existing Section 5(j)(i) of the Employment Agreement shall be deleted and replaced with the following new Section 5(j)(i): “(i) for any Termination occurring during the Employment Period and not during a Covered Period, an amount equal to two hundred percent (200%) of Executive’s Base Compensation; or” 2. In all other respects the Employment Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the Parties have executed this First Amendment as of this 29th day of October, 2026. MIDLAND STATES BANCORP, INC. JEFFREY LUDWIG By: /s/ Jeffrey C. Smith /s/ Jeffrey Ludwig Name: Jeffrey C. Smith Its: Chairman